As filed with the Securities and Exchange Commission on April 29, 2002

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          VALASSIS COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

                DELAWARE                                 38-2760940
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                              19975 Victor Parkway
                             Livonia, Michigan 48152
               (Address of Principal Executive Offices, Zip Code)

VALASSIS COMMUNICATIONS, INC. AMENDED AND RESTATED 1992 LONG-TERM INCENTIVE PLAN
            VALASSIS COMMUNICATIONS, INC. BROAD-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                         ------------------------------

                 Barry P. Hoffman, Esq.                   Telephone number,
              Valassis Communications, Inc.              including area code,
                  19975 Victor Parkway                  of Agent for Service:
                 Livonia, Michigan 48152                    (734) 591-3000
         (Name and Address of Agent for Service)


                                   Copies to:
                                Mark Thoman, Esq.
                             McDermott, Will & Emery
                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (212) 547-5400


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                            Proposed maximum
 Title of securities to be         Amount to be            offering price per          Proposed maximum               Amount of
        registered                registered (1)                share(2)           aggregate offering price       registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value          1,030,000 shares(3)             $36.516                $37,611,480                    $3,460.26
$0.01 share
Common Stock, par value          2,390,000 shares(4)             $36.516                $87,273,240                    $8,029.14
$0.01 share
==================================================================================================================================
--------------------

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of such plan become operative.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock for New York Stock Exchange Composite Transactions on April 25, 2002, as reported in The Wall Street Journal.
(3) Represents shares reserved for issuance pursuant to options which may be granted under the Valassis Communications, Inc. Broad-Based Incentive Plan.
(4) Represents shares reserved for issuance pursuant to options which may be granted under the Valassis Communications, Inc. Amended and Restated 1992
     Long-Term Incentive Plan.


                              EXPLANATORY STATEMENT

         This Registration Statement is being filed to register (i) 1,030,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Valassis Communications, Inc. (the "Company") for issuance pursuant to the Valassis Communications, Inc. Broad-Based Incentive Plan (the "Broad-Based Plan"), and (ii) 2,390,000 shares of Common Stock of the Company for issuance pursuant to the Valassis Communications, Inc. Amended and Restated 1992 Long-Term Incentive Plan (the "Long-Term Plan", and together with the Broad-Based Plan, the "Plans"). The Company filed (i) a registration statement on Form S-8 on November 22, 2000 (File No. 333-50466) in respect of shares of Common Stock to be offered pursuant to the Broad-Based Plan (the "Broad-Based Plan Registration Statement") and (ii) registration statements on Form S-8 on March 17, 1993 (File No. 33-59670), January 3, 1996 (File No. 333-00022), May
18, 1998 (File No. 333-52919) and March 11, 1999 (File No. 333-74263) in respect of shares of Common Stock to be offered pursuant to the Long-Term Plan (together with the Broad-Based Plan Registration Statement, the "Prior Registration Statements"). The Prior Registration Statements are currently effective. The contents of the Prior Registration Statements, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit No.      Description
-----------      -----------
5.1              Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities being offered
23.1             Consent of Deloitte & Touche LLP
23.2             Consent of McDermott, Will & Emery (included in Exhibit 5.1)
24.1             Power of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 17th day of April, 2002.

                                                   VALASSIS COMMUNICATIONS, INC.



                                                   By  /s/ Alan F. Schultz
                                                     -------------------------
                                                      Alan F. Schultz
                                                      President and
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


SIGNATURE                                           TITLE                 DATED


 /s/ Alan F. Schultz                       Chairman of the Board of       April 17, 2002
---------------------------               Directors, Chief Executive
Alan F. Schultz                         Officer, President and Director
                                        (Principal Executive Officer)


 /s/ Patrick F. Brennan                            Director               April 17, 2002
--------------------------
Patrick F. Brennan

 /s/ Kenneth V. Darish                             Director               April 17, 2002
--------------------------
Kenneth V. Darish

 /s/ Seth Goldstein                                Director               April 18, 2002
--------------------------
Seth Goldstein

 /s/ Barry P. Hoffman                              Director               April 17, 2002
--------------------------
Barry P. Hoffman

 /s/ Brian J. Husselbee                            Director               April 17, 2002
--------------------------
Brian J. Husselbee

 /s/ Robert L. Recchia                     Chief Financial Officer,
--------------------------           Treasurer and Director (Principal
Robert L. Recchia                     Financial and Accounting Officer)   April 17, 2002



 /s/ Marcella A. Sampson                           Director               April 12, 2002
--------------------------
Marcella A. Sampson

 /s/ Faith Whittlesey                              Director               April 17, 2002
--------------------------
Faith Whittlesey


Exhibit No.      Description                                            Page No.
-----------      -----------                                            --------
5.1              Opinion (including consent) of McDermott, Will & Emery
                 as to the legality of
                 the securities being offered
23.1             Consent of Deloitte & Touche LLP
23.2             Consent of McDermott, Will & Emery (included in
                 Exhibit 5.1)
24.1             Power of Attorney (included on signature page)